Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(4,190,960)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(525,890)
Dividend Income	391,479
Interest Income	359,107
ETF Transaction Fees	2,450
Total Income (Loss)	$(3,963,814)

Expenses
General Partner Management Fees	$139,469
Professional Fees	3,793
Brokerage Commissions	16,164
Directors' Fees and insurance	6,331
Total Expenses	$165,757
Net Income (Loss)	$(4,129,571)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/23	$236,292,166
Additions (850,000 Shares)	23,429,927
Withdrawals (150,000 Shares)	(4,075,456)
Net Income (Loss)	(4,129,571)

Net Asset Value End of Month	$251,517,066
Net Asset Value Per Share (9,100,000 Shares)	$27.64

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596